Exhibit 23.01

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of SRAX, Inc. on Form S-8 (File No. 333-206792) and its Registration Statements on Form S-3 (File Nos. 333-229604, 333-235298, 333-225725, 333-215791, 333-221970, 333-218131,333-214646, 333-216644 and 333-240270) of our report dated March 31, 2021, with respect to our audits of the consolidated financial statements of SRAX, Inc., as of December 31, 2020 and 2019, which is included in this Annual Report on Form 10-K of SRAX, Inc.

RBSM LLP

New York, NY

March 31, 2021